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                                                                   EXHIBIT 10.64

                           CALIPER LIFE SCIENCES, INC.

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made and entered into as of the 1st day of January, 2004 (the "Effective Date") by and between CALIPER LIFE SCIENCES, INC., a Delaware corporation (the "Company"), and DR. DAVID MILLIGAN ("Contractor").

                                    RECITALS

         WHEREAS, the Company and Contractor previously entered into that certain Consulting Agreement dated April 30, 1997, as amended (the "Prior Agreement") to set forth the terms and conditions pursuant to which Contractor would provide services to the Company in exchange for certain compensation; and

         WHEREAS, the Company and Contractor wish to terminate the Prior Agreement and enter into this Agreement in order to provide for certain changes in Contractor's compensation by the Company.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Amendment, the parties agree as follows:

                                    AGREEMENT

         In consideration of the mutual covenants set forth below, the parties hereby agree as follows:

1.       ENGAGEMENT OF SERVICES.

         Contractor, pursuant to the provisions of this Agreement, is hereby engaged by the Company to provide services to the Company as described on Exhibit A attached hereto (the "Services"). The Services will be provided relating to the field described in Exhibit B hereto (the "Field"). Contractor shall perform Services as requested by the Company from time to time to the best of his ability, such Services to be performed at such place or places and at such times as mutually agreed upon by the Company and Contractor. Contractor shall provide up to four (4) days per month in person or by telephone. The Company recognizes that Contractor may be unavailable to perform Services for certain limited amounts of time due to other commitments. Contractor shall notify the Company in advance of any such expected periods of unavailability in person or by telephone, which shall not be considered a breach of this Agreement unless the duration of any such period of unavailability extends for more than thirty (30) consecutive days.

2.       COMPENSATION.

         2.1 As consideration for Contractor's Services and for the discharge of all Contractor's obligations hereunder, the Company shall, during the Term, pay Contractor $30,000

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on an annual basis, such amounts to be paid by the Company monthly in twelve equal installments.

         2.2 In addition to such compensation, the Company will reimburse Contractor for travel and other out-of-pocket costs reasonably incurred by him in the course of performing Services under this Agreement; provided however, that the Company shall not be obligated hereunder unless (a) the Company has agreed in advance to reimburse such costs, and (b) Contractor provides the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission by Contractor for reimbursement.

3.       INDEPENDENT CONTRACTOR.

         It is understood and agreed that Contractor is an independent contractor and not an agent or employee of the Company. Contractor has no authority to act on behalf of the Company pursuant to this Agreement, or to obligate the Company by contract or otherwise. Contractor will not be eligible for any employee benefits, nor will the Company make deductions from Contractor's fees for taxes. The payment of any taxes related to Contractor's provision of Services under this Agreement shall be the sole responsibility of Contractor.

4.       ADDITIONAL ACTIVITIES.

         4.1 During the period in which Contractor provides Services to the Company under this Agreement (the "Contracting Period"), Contractor will not directly or indirectly (whether for compensation or without compensation), provide services relating to the Field to any corporation or other entity which is engaged in research in the Field, other than to those corporations or other entities to which Contractor provides services on the date of this Agreement; provided, however, that the foregoing shall not prevent Contractor from engaging in any academic research, teaching or related activity in the Field.

         4.2 During the Contracting Period, and for an amount of time thereafter equal in length to the lesser of (a) two years or (b) the length of the Contracting Period, Contractor will not, directly or indirectly (whether for compensation or without compensation):

                  (i) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                  (ii) induce any other contractor, or the employee of any other contractor to terminate its or its contractual relationship with the Company; or

                  (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, if any, of the Company that were contacted, solicited or served by Contractor during the Contracting Period.

         4.3 The restrictions set forth in paragraphs 4.1 and 4.2 are considered by the parties to be reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends

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for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5.       ESTABLISHMENT OF CONFIDENTIAL RELATIONSHIP.

         Contractor recognizes that the Company is engaged in a continuous program of research and development respecting its present and future business activities. Contractor understands that:

         5.1 As part of Contractor's Services performed for the Company, Contractor will be involved in discussions that relate to the Company's technology and business strategy, and, in the course of providing Services to the Company, may develop new ideas or inventions or make other contributions of value to the Company.

         5.2 This Agreement creates a relationship of trust and confidence between Contractor and the Company with respect to any information which is:

                  (i) applicable to the business of the Company or any client or customer of the Company; and

                  (ii) is made known to Contractor by the Company or by any client or customer of the Company, or is learned by Contractor while performing Services for the Company.

         5.3 The Company possesses and will continue to possess information: (i) that has been created, discovered, developed, or otherwise become known to the Company; or (ii) in which property rights have been assigned or otherwise conveyed to the Company by another entity, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential. All such information is hereinafter referred to as "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes: (1) inventions, developments, designs, applications, improvements, trade secrets, formulae, ideas, know-how, methods or processes, discoveries, techniques and data (hereinafter collectively referred to as "Inventions"); and (2) plans for research, development, new products, marketing and selling, information regarding business plans, budgets and unpublished financial statements, licenses, prices and costs, information concerning suppliers and customers and information regarding the skills and compensation of employees of the Company. Notwithstanding the above, nothing received by Contractor will be considered to be Proprietary Information if: (a) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (b) it has been rightfully received by Contractor from a third party without confidential limitations; (c) it has been independently developed for Contractor by personnel or agents having no access to the Proprietary Information; or (d) it was known to Contractor prior to its first receipt from the Company.

         Certain specific obligations of Contractor arising out of Contractor's confidential relationship with the Company are set forth in Sections 6 and 7 of this Agreement.

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6.       RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE.

         6.1 All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection with such Proprietary Information.

         6.2 Contractor agrees to abide by the Company's document control procedure established by the Company to ensure accurate maintenance and controls in accessibility of all documents and information relating to the Company's business. The Company will provide a copy of such policies to Contractor.

         6.3 At all times, both during the term of this Agreement and after its termination, Contractor will keep in confidence and trust all Proprietary Information and shall not use or disclose to any third party any Proprietary Information or anything related to such information without the written consent of the Company, except as may be required in the ordinary course of performing Services for the Company pursuant to this Agreement.

7.       NONDISCLOSURE OF THIRD-PARTY INFORMATION.

         Contractor understands that the Company has received and in the future will receive from third parties information that is confidential or proprietary ("Third-Party Information") subject to a duty on the part of the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of this Agreement and thereafter, Contractor will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party, unless expressly authorized to act otherwise by an officer of the Company in writing.

8.       NO CONFLICTING OBLIGATION.

         8.1 Contractor represents that his performance of all of the terms of this Agreement and provision of Services as a contractor to the Company do not and will not breach any agreement to keep in confidence any proprietary information of another entity acquired by Contractor in confidence or in trust prior to the date of this Agreement.

         8.2 Contractor has not entered into, and hereby agrees not to enter into, any agreement either written or oral in conflict with this Agreement, provided that, absent a conflict of interest, Contractor is free to provide services to any other entity during the performance of this Agreement.

9.       NO IMPROPER USE OF MATERIALS.

         Contractor agrees not to bring to the Company or to use in the performance of Services any materials or documents of a present or former employer of Contractor or of Contractor's employee, or any materials or documents obtained by Contractor under a binder of confidentiality imposed by reason of another of Contractor's contracting relationships, unless such materials or documents are generally available to the public or Contractor has authorization from such present or former employer or client for the possession and unrestricted use of such

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materials. Contractor understands that Contractor is not to breach any obligation of confidentiality that Contractor has to present or former employers or clients, and agrees to fulfill all such obligations during the term of this Agreement.

10.      TERM AND TERMINATION.

         10.1     Unless previously terminated as set forth in Sections 10.2 or
10.3 below, the term of this Agreement shall commence on the Effective Date and shall terminate twelve (12) months thereafter, unless extended by mutual agreement of both parties hereto, which extension or extensions, if made, shall be for an additional twelve months and which in the aggregate may extend the term of this Agreement to up to five years from the Effective Date (the "Term").

         10.2 Either party may terminate this Agreement in the event of a material breach by the other party of this Agreement, if such breach continues uncured for a period of thirty (30) days after written notice of such breach by the nonbreaching party.

         10.3 The Company may terminate this Agreement if at any time Contractor shall cease to be a Director of the Company.

11.      EFFECT OF TERMINATION.

         11.1 Upon the expiration or termination of this Agreement, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that any termination of this Agreement shall not relieve Contractor of Contractor's obligations under Sections 4, 5, 6 and 7 hereof, nor shall any such termination relieve Contractor or the Company from any liability arising from any breach of this Agreement.

         11.2 Upon termination of this Agreement for any reason whatsoever, Contractor shall promptly surrender and deliver to the Company all documents, notes and other materials of any nature pertaining to Contractor's work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any Proprietary Information.

12.      ASSIGNMENT.

         The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be; provided that Contractor may not assign or delegate Contractor's obligations under this Agreement either in whole or in part without the prior written consent of the Company.

13.      LEGAL AND EQUITABLE REMEDIES.

         Because Contractor's services are personal and unique and because Contractor may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

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14.      GOVERNING LAW; SEVERABILITY.

         This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

15.      COMPLETE UNDERSTANDING; MODIFICATION.

         The Prior Agreement is hereby terminated as of the Effective Date hereof, and this Agreement and all stock option agreements between the Company and Contractor, constitute the final, exclusive and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements, and is entered into without reliance upon any representation, whether oral or written, not stated herein. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by a Company officer.

16.      NOTICES.

         Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CALIPER LIFE SCIENCES, INC.                 CONTRACTOR

By: /s/ Stephen Creager                     By: /s/ David Milligan
    -------------------------------             -----------------------------
      Name: Stephen Creager                     Dr. David Milligan
      Title: Vice President & General           Address: 801 Interlaken Lane
             Counsel                                     Libertyville, IL  60048

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                                    EXHIBIT A

                                    SERVICES

Consultation and advice concerning:

1.       the on-going review of Caliper's core competitive strengths;

2. the review and development of optimal growth strategies, in particular partnering relationships; and

3. the identification and development of product and partnership strategies, particularly in pharmaceuticals and diagnostics.

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                                    EXHIBIT B

                                    THE FIELD

a. Microfabrication and micromachining as these disciplines apply to the development of miniature chemical or biochemical systems for analysis or synthesis.

b. Analytical chemistry or biochemistry as these disciplines apply to the development of miniature chemical or biochemical systems for analysis or synthesis.

c. Chemical or biochemical detection methods as they apply to the use of these technologies in the development of miniature chemical or biochemical systems for analysis or synthesis.

d. Molecular separations sciences as it applies to the development of miniature chemical or biochemical systems for analysis.

e. Biological, biochemical or chemical assays as they apply to the development of miniature chemical or biochemical systems for analysis or synthesis.